Two Clinical Trials of Bedtime Sublingual Cyclobenzaprine (TNX-102 SL) in Military-Related Posttraumatic Stress Disorder (PTSD) Provide Rationale to Study TNX-102 SL in the Aftermath of Trauma to Reduce Acute Stress Disorder (ASD) and Prevent PTSD

TONIX PHARMACEUTICALS

Megan Parmenter[1], Seth Lederman[2], Jean Engels[2], Gregory M. Sullivan[2]

[1]Massachusetts General Hospital, Home Base Program, Charlestown, MA; [2]Tonix Pharmaceuticals, Inc., Chatham, NJ

Introduction

There is an urgent need for interventions to reduce rates of acute stress disorder (ASD) and posttraumatic stress disorder (PTSD) in the immediate aftermath of trauma (Astill Wright et al., 2019). Poor sleep is a symptom of ASD and PTSD, as well as a potential treatment target (Socci et al., 2020; RR739 2015). In two double-blind, randomized clinical trials of military-related PTSD, TNX-102 SL (TNX, cyclobenzaprine HCl sublingual tablets), a tricyclic with 5-HT2A, α1-adrenergic, H1, and M1 receptor activity, showed effects on sleep and PTSD symptoms after two and four weeks of therapy. Data from these trials support testing of a two-week course of TNX beginning within 24 hours of index trauma for effects on acute stress reaction (ASR) symptoms and incidence of PTSD. TNX is well-tolerated with no recognized liability for tolerance or abuse.



Acute Stress Disorder
Posttraumatic Stress Disorder
-Refers to the symptoms that arise in the immediate aftermath of trauma
-Duration 3 days to 1 month after trauma exposure
-ASD is a risk factor for developing PTSD
Symptoms:
Insomnia
Nightmares
Intrusive memories
Poor concentration
Impaired memory
Hypervigilance
Avoidance
Flashbacks
Numbness
Anger
-Refers to the long-term effects of the traumatic event
-An individual can only be diagnosed with PTSD if symptoms persist for over a month
-A primary feature of a person's life that impacts social and occupational functioning

Figure 1. Intersection of ASD and PTSD Symptoms

Methods & Results

Phase 2 P201 ('AtEase') study and Phase 3 P301 ('HONOR') study were 12-week, multicenter, randomized, double-blind, placebo-controlled studies testing the efficacy and safety of TNX-102 SL in military-related PTSD. AtEase compared bedtime TNX at two doses (2.8 mg & 5.6 mg) and placebo. HONOR compared TNX 5.6 mg (2 x 2.8 mg tablets) and placebo.

Eligibility

- Age 18-65 (AtEase) and 18-75 (HONOR); service in the US military*; meeting PTSD diagnosis, assessed by the Clinician-Administered PTSD Scale for DSM-5 (CAPS-5); screening and baseline CAPS-5 total ≥ 29 (AtEase) and ≥ 33 (HONOR); the incurred trauma(s) that resulted in PTSD during military service were 2001 or later. Other eligibility criteria included willingness to refrain from antidepressants and other excluded psychotropic medications.

Primary efficacy endpoint

- Mean change from baseline (MCFB) in total CAPS-5 score at Week 12. In AtEase, the CAPS-5 Past Week Version administered at baseline, and weeks 2, 4, 8, and 12. In HONOR, the CAPS-5 Past Week Version was administered at baseline, and weeks 4, 8, and 12.

Safety Assessments

- Safety monitoring includes following adverse events; changes from baseline in clinical labs, vital signs, weight; changes on the Columbia Suicide Severity Rating Scale (CSSRS); monitoring patient-rated morning sedation and changes in sexual function.

Statistical Methods

- Analyses of efficacy endpoints were performed on the modified Intention-To-Treat (mITT) population, defined as all randomized patients with at least one post-baseline CAPS-5 assessment.
- The primary analysis in both studies used mixed-model repeated-measures (MMRM) to estimate mean change from baseline in the total CAPS-5 score after 12 weeks of treatment in the TNX-102 SL 5.6 mg and placebo arms. HONOR employed multiple imputation (MI) for missing data, under a missing-not-at-random assumption that patients withdrawing for adverse events, lack of efficacy and lost to follow-up revert to values similar to the baseline distribution following discontinuation of study drug. AtEase employed MMRM without MI.

*N=2 military contractors in OEF/OIF deployment zones and N=6 law enforcement officers whose index traumas were incurred during work in 2010 or later were included in AtEase; N=2 military contractors in OEF/OIF deployment zones were included in HONOR.

No clinically important differences in baseline demographic or clinical characteristics were identified between the TNX-102 SL and placebo groups within each of the two studies, AtEase and HONOR (Table 1).

Table 1. Participant Demographics and Baseline Characteristics (mITT Populations)

	AtEase		HONOR	
	Placebo N = 92	TNX-102 SL Total N = 139	Placebo N = 127	TNX-102 SL 5.6mg N = 125
Female, %	6.5%	7.2%	13.4%	8.0%
White, %	64.1%	66.9%	67.7%%	66.4%
Average age, years	32.0	34.6	35.5	35.9
Body Mass Index, kg/m2	28.9	29.0	29.3	29.9
Current Employment, %	58.7%	67.3%	63.0%	55.2%
Unable to work due to PTSD symptoms, %	9.8%	12.2%	12.6%	16.8%
Education, some college or higher, %	78.2%	87.1%	85.1%	82.4%
Active Duty/Veterans (at time of study), N	8/75	14/104	17/110	9/116
Time since trauma, mean years	7.04	6.9	9.2	9.1
Combat index trauma, %	80.4%	93.9%	77.2%	83.2%
Deployments, mean number	2.2	2.4	3.0	2.6
CAPS-5 total score, mean	39.5	39.4	42.4	40.0
PROMIS Sleep Disturbance T-score, mean*	63.1	62.2	67.0	67.4
SDS total score, mean*	17.7	17.2	18.4	19.9
Lifetime suicidal ideation with plan and intent,%**	7.4%	8.4%	13.6%	16.0%
Lifetime actual suicide attempt, %**	6.4%	4.9%	8.5%	10.9%

*TNX-102 SL 5.6mg; ** safety populations

Fig. 2 The AtEase Study: Effect of TNX-102 SL on CAPS-5 Score in Military PTSD



Week 0
Week 2
Week 4
Week 6
Week 8
Week 10
Week 12
0
-5
-10
-15
-20
-25
LS Mean (SE) Change from Baseline in CAPS-5
Placebo (N=92)
TNX-102 SL 2.8 mg (N=90)
TNX-102 SL 5.6 mg (N=49)

*p<0.05, TNX-102 SL 2.8 mg v. placebo; #p=0.053, ^p=0.094, TNX-102 SL 5.6 mg v. placebo; mixed model repeated measures; LS = least squares; N = number; SE = standard error

Fig. 3 The HONOR Study: Effect of TNX-102 SL on CAPS-5 Score in Military PTSD



Week 0
Week 4
Week 6
Week 8
Week 10
Week 12
0
-2
-4
-6
-8
-10
-12
-14
-16
-18
LS Mean (SE) Change from Baseline in CAPS-5
Placebo (N=127)
TNX-102 SL 5.6 mg (N=125)

*p=0.019, TNX-102 SL 5.6 mg group v. placebo; mixed model repeated measures with multiple imputation; LS = least squares; N = number; SE = standard error

Despite a greater numerical decrease on the CAPS-5 at Week 12 by the TNX-102 SL 5.6 mg group, neither study reached statistical significance. Although TNX 2.8 mg showed nominal activity on CAPS-5 at Week 2 (p=0.040) and Week 4 (p=0.030) in AtEase (**Figure 2**), as did TNX 5.6 mg at Week 4 (p=0.019) in HONOR (**Figure 3).**

In both studies, TNX 5.6 mg improved sleep. The CAPS-5 "sleep disturbance" item showed nominal improvement at all time points in AtEase (Week 2, p<0.01; Week 4, p=0.032; Week 8, p<0.01; and Week 12, p=0.010) with similar results in HONOR (Week 4, p=0.002; Week 12, p=0.026). The PROMIS Sleep Disturbance total score also showed early nominal improvement with TNX 5.6 mg (e.g., Week 4 in AtEase, p<0.001; Week 4 in HONOR, p=0.015).

Safety

- ➢ No clinically meaningful changes from baseline to endpoint were observed in laboratory parameters or vital signs in either study. Nor was there any clinically meaningful pattern of changes in weight, sexual functioning, or suicidal ideation.
- ➢ **Table 2** presents adverse events (AEs) at rates ≥ 5% in any TNX-102 SL group. In both studies, the most common was oral numbness (hypoaesthesia oral), an administration site reaction. The oral sensory AEs, oral numbness, oral tingling, and abnormal product taste were rated as mild and transient (last <60 min) in most cases, were never rated as severe, and only one subject discontinued due to one of these administration site reaction types (oral tingling in AtEase in TNX 2.8 mg group).
- ➢ Discontinuations due to AE in P301 were at a rate of 5.7% in the TNX-102 SL group versus 2.3% on placebo in P301; and 2.0% versus 3.2% in P201.

Table 2. Adverse Event Rates for Preferred Terms at ≥ 5% for Any TNX-102 SL Group*

Category of Adverse Event	AtEase			HONOR	
Preferred Term	Placebo	TNX-2.8 mg	TNX-5.6 mg	Placebo	TNX-5.6 mg
	N = 94	N = 93	N = 50	N = 176	N = 175
Administration Site Reactions					
Hypoaesthesia oral	2.1%	38.7%	36.0%	1.1%	40.0%
Paraesthesia oral	3.2%	16.1%	4.0%	0.6%	9.1%
Product taste abnormal				2.3%	9.7%
Glossodynia	1.1%	3.2%	6.0%		
Systemic Adverse Events					
Somnolence	6.4%	11.8%	16.0%	8.5%	15.4%
Dry mouth	10.6%	4.3%	16.0%		
Headache	4.3%	5.4%	12.0%		
Insomnia	8.5%	7.5%	6.0%		
Sedation	1.1%	2.2%	12.0%		

*Safety populations; if rates of preferred terms are <5% for a TNX-102 SL groups in either study, the cells are gray for that study

Conclusions & Future Directions

- ➢ Supportive data on the effects of TNX-102 SL on reducing PTSD symptoms suggest early intervention immediately after trauma using TNX-102 SL has the potential to reduce ASR/ASD symptoms, which completely overlap those of PTSD (**Figure 1**).
- ➢ Since sleep disturbance plays a critical role in the development and maintenance of PTSD, improvement of sleep in the immediate aftermath of trauma may reorient the trajectory of posttraumatic pathology from acute trauma towards early recovery.
- ➢ In the DoD-funded OASIS trial (**O**ptimizing **A**cute **S**tress Reaction **I**nterventions with TNX-102 **S**L), to be conducted by the University of North Carolina under an Investigator-Initiated IND, 14 days of bedtime TNX-102 SL 5.6 mg will be tested in the immediate aftermath of motor vehicle collision (**Figure 4**).
- ➢ The study will test the potential for TNX-102 SL to target trauma-related sleep disturbance and its ability to facilitate recovery from ASR and to prevent development of PTSD.

Figure 4. OASIS trial Study Design



Presentation to Emergency Department (ED) within 24 hours of motor vehicle Collison
Week 1
Week 2
Weeks 3-12
Total Enrollment n = 180
5.6 mg TNX-102 SL qHS x 14 Days: N = 90
Placebo qHS x 14 Days: N = 90
ED Visit
- Inclusion/Exclusion
- Consent, baseline survey, randomization
- Baseline Lab Assessment
- 1st Dose of Study Drug
- Initial post-study drug assessments
Phone Adverse Event Assessments: 30min, 1hr, 6hr, 12hr, 1d, 2d, 3d, 2wk, 3wk, 5wk, 6wk, 8wk, 11wk, 12wk
Brief "Flash" Smartphone Based Surveys: 30min, 1hr, 6hr, 12hr, 1d, 2d, 3d, 2wk, 5wk, 8wk, 11wk
Standardized Surveys: Pre-drug, 1wk, 3wk, 6wk, 12wk
Neurocognitive Assessments: 1wk, 3wk, 6wk, 12wk
Brief Neurocognitive Assessments: Pre-drug, 30min, 1hr, 6hr, 12hr, 1d, 2d, 3d, 2wk, 5wk, 8wk, 11wk

References

- Astill Wright, L, Sijbrandij, M, Sinnerton, R, Lewis, C, Roberts, NP, & Bisson, JI (2019). Pharmacological prevention and early treatment of post-traumatic stress disorder and acute stress disorder: a systematic review and meta-analysis.
- Socci V, Rossi R, Talevi D, et al. Sleep, stress and trauma. Journal of Psychopathology 2020;26:92-8. https://doi.org/10.36148/2284-0249-375
- Troxel, WM, Shih, RA, Pedersen, ER, et al. Sleep in the Military: Promoting Healthy Sleep Among U.S. Servicemembers | RAND, 2015.

Disclosures

SL, JE, and GMS are employees of Tonix Pharmaceuticals, Inc., and own stock and/or have stock options in the company. MP consulted with Tonix on the preparation and presentation of these studies.

TNX-102 SL is an investigational new drug and has not been approved for any indication